EXHIBIT 23.3

      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

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                                                     EXHIBIT 23.3


           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 no. 333-30723) and related Prospectus of Sun Bancorp, Inc. for the registration of 565,384 shares of its common stock and to the incorporation by reference therein of our report dated April 2, 1997, with respect to the financial statements of Bucktail Bank and Trust Company included in Sun Bancorp, Inc.'s Current Report on Form 8-K dated June 30, 1997, filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP
                                     ---------------------
                                     ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
September 9, 1997